Exhibit 99.1

                   DRESSER INDUSTRIES LETTERHEAD

                                          Donald R. Galletly (214/740-6757)

    January 28, 1994                                  FOR IMMEDIATE RELEASE


                            Dresser Completes Sale
                           of Western Atlas Interest

    DALLAS, TEXAS ... Dresser Industries, Inc. (NYSE: DI) announced today that it has completed the previously announced sale of its 29.5 percent interest in Western Atlas International, Inc. to Litton Industries, Inc. (NYSE: LIT). The sale price for its share was $558 million.

         Dresser expects to record an after-tax gain of approximately $150 million from the transaction which will be reported in the Company's first fiscal quarter ending January 31, 1994.

         Headquartered in Dallas, Dresser is a leading supplier of highly engineered products and services utilized in hydrocarbon energy-related activities throughout the world.
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